UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2019

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.10 per share	VGR	New York Stock Exchange

Item 2.02. Results of Operations and Financial Condition
On August 29, 2019, the Board of Directors of Vector Group Ltd. (the “Company”) declared a 5% stock dividend to stockholders of record as of September 17, 2019. The stock dividend was paid on September 27, 2019. The Company is filing updated Selected Financial Data to reflect the stock dividend as Exhibit 99.1.

Non-GAAP Financial Measures
Adjusted Net Income (hereafter referred to as “the Non-GAAP Financial Measures”) is a financial measure not prepared in accordance with generally accepted accounting principles (“GAAP”).

The Company is also filing this Current Report on Form 8-K to revise previously reported Non-GAAP Financial Measures to reflect the impact of its recent 5% stock dividend, which was paid on September 27, 2019 to stockholders of record on September 17, 2019, in calculating its Non-GAAP financial measure of Adjusted Net Income (related to Earnings Per Share). All Non-GAAP financial measures and their reconciliations to GAAP measures have been presented as part of Exhibit 99.2. The Non-GAAP financial measures included in Exhibit 99.2 were previously reported in the Current Reports on Form 8-K, which were filed on August 7, 2019, May 7, 2019, May 3, 2019, and September 27, 2018.

Exhibit 99.2 contains the Non-GAAP Financial Measures discussed below.
Tables 1 through 2 of Exhibit 99.2 contain information relating to the Company's Non-GAAP Financial Measures for the three months ended June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018; the six months ended June 30, 2019 and June 30, 2018; and the years ended December 31, 2018, 2017, 2016, 2015 and 2014.

Non-GAAP Financial Measures include adjustments for the one-time non-cash benefit from the Tax Cuts and Jobs Act of 2017 arising out of the remeasurement of certain tax assets and liabilities, purchase accounting associated with the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC, as well as the related purchase accounting adjustments, and adjustments to present previously reported non-GAAP financial measures as if the Company had purchased the 29.41% interest in Douglas Elliman Realty, LLC on January 1, 2014. Non-GAAP Financial Measures also include adjustments for litigation settlement and judgment expenses in the Tobacco segment, settlements of long-standing disputes related to the Master Settlement Agreement (“MSA”) in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, and non-cash interest items associated with the Company's convertible debt.

The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which involve risk and uncertainties. The words “could,” “believe,” “expect,” “estimate,” “may,” “will,” “could,” “plan,” or “continue” and similar expressions are intended to identify forward-looking statements. The Company’s actual results could differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to (and expressly disclaims any obligation to) revise or update any forward-looking statement, whether as a result of new information, subsequent events, or otherwise (except as may be required by law), in order to reflect any event or circumstance which may arise after the date of this Current Report on Form 8-K.

Item 9.01. Condensed Consolidated Financial Statements and Exhibit

(c)	Exhibit.

Exhibit No.	Exhibit
99.1	Selected Financial Data adjusted to reflect 5% stock dividend paid September 27, 2019 to stockholders of record on September 17, 2019.
99.2	Non-GAAP Financial Measures (furnished pursuant to Regulation FD).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer
Date: October 4, 2019